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                                                                      EXHIBIT 21

                               HEALTHTRONICS, INC.
                            SCHEDULE OF SUBSIDIARIES
                            (as of February 29, 1999)

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
Tenn-Ga Prostate Therapies, LLC                      Limited Liability Corporation               TN
Litho Management, Inc.                               Corporation                                 TX
HLE Corporation                                      Corporation                                 TX
U.S. Lithotripsy, L.P.                               Limited Partnership                         TX
Metro I Stone Management, Ltd.                       Limited Partnership                         TX
Mississippi Valley I Stone Management, L.P.          Limited Partnership                         MO
East Texas I Stone Management, Ltd.                  Limited Partnership                         TX
Dallas Stone Management, L.P.                        Limited Partnership                         TX
S.C. Missouri Stone Management, L.P.                 Limited Partnership                         MO
Tulsa Stone Management, L.P.                         Limited Partnership                         OK
Tyler Stone Services, L.P.                           Limited Partnership                         TX
Tyler Stone Management, L.P.                         Limited Partnership                         TX
SE Colorado Lithotripsy, L.P.                        Limited Partnership                         CO
Mississippi Valley II Stone Management, L.P.         Limited Partnership                         MO
Missouri Valley Lithotripsy, L.P.                    Limited Partnership                         MO
North Central Texas Lithotripsy, L.P.                Limited Partnership                         TX
East Texas Stone Mangement                           Limited Partnership                         TX
White River Lithotripsy, LP                          Limited Partnership                         CO
Central Texas Lithotripsy, LP                        Limited Partnership                         TX
Central Dallas Lithotripsy, LP                       Limited Partnership                         TX
Western Colorado Lithotripsy, LP                     Limited Partnership                         CO
Oklahoma Lithotripsy, LP                             Limited Partnership                         OK
Lithowest, LLC                                       Limited Liability Corporation               AZ
Florida Lithology, Inc.                              Corporation                                 FL
Florida Lithology, Ltd.                              Limited Partnership                         FL
Wave Forms Lithotripsy, LLC                          Limited Liability Corporation               WA
Big Country Lithotripsy, LP                          Limited Partnership                         TX
Rolla Lithotripsy, LP                                Limited Partnership                         MO
Metro II Stone Management, LP                        Limited Partnership                         TX
Ozarks Lithotripsy, LP                               Limited Partnership                         AR
OssaTronics of Houston                               Limited Liability Corporation               TX
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